Exhibit 99.2

FOR IMMEDIATE RELEASE:

Vitamin Shoppe, Inc. Announces Third Quarter 2009 Earnings Release Date and Conference Call

NORTH BERGEN, N.J. — October 29 — Vitamin Shoppe, Inc. (NYSE: VSI) today announced that the Company will release its fiscal third quarter 2009 results before market open on Wednesday, November 4th, 2009, to be followed by a conference call at 10:30 am Eastern Time.

The call can be accessed live over the phone by dialing 1-888-680-0865, or for international callers, 1-617-213-4853, passcode number 59476125. A replay will be available one hour after the call and can be accessed by dialing 1-888-286-8010 or for international callers, 1-617-801-6888. The passcode for the replay is 16821468. The replay will be available until November 11, 2009.

Participants may pre-register for the call at:

https://www.theconferencingservice.com/prereg/key.process?key=PB6BACLV9. Pre-registrants will be issued a PIN number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company’s website at www.vitaminshoppe.com. The on-line replay will be available for a limited time beginning immediately following the call.

About Vitamin Shoppe, Inc.

Vitamin Shoppe is a specialty retailer and direct marketer of nutritional products based in North Bergen, New Jersey. The company sells vitamins, minerals, nutritional supplements, herbs, sports nutrition formulas, homeopathic remedies, green living products and health and beauty aids to customers located primarily in the United States.

Source: Vitamin Shoppe, Inc.

Investors:

Vitamin Shoppe, Inc.

Michael Archbold, 201-624-3611

Chief Financial Officer

ir@vitaminshoppe.com

or

Media:

Vitamin Shoppe, Inc.

Susan McLaughlin, 201-624-3134

Director Corporate Communications

smclaughlin@vitaminshoppe.com

or

Allison & Partners

Jill Yaffe, 646-428-0602

vitaminshoppe@allisonpr.com